Exhibit (10)
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Horace Mann Life Insurance Company:
We consent to the reference to our firm under the heading “Independent Registered Public Accounting Firm” and the use of our reports dated April 23, 2010 with respect to the statutory statements of admitted assets, liabilities, and capital and surplus of Horace Mann Life Insurance Company as of December 31, 2009 and 2008, and the related statutory statements of operations, capital and surplus and cash flow for each of the years in the three-year period ended December 31, 2009 and related schedules I, III, IV and VI included in the Registration Statement under the Securities Act of 1933 (File No. 333-136513) on Form N-4. Our report dated April 23, 2010 includes explanatory language that states that Horace Mann Life Insurance Company prepared the statutory financial statements using statutory accounting practices prescribed or permitted by the Illinois Department of Insurance, which practices differ from U.S. generally accepted accounting principles. Accordingly, our report states that the statutory financial statements are not presented in conformity with U.S. generally accepted accounting principles and further states that those statements are presented fairly, in all material respects, in conformity with statutory accounting practices. Our report also states that the Company adopted Statement of Statutory Accounting Principles (SSAP) No. 10R, Income Taxes — Revised, A Temporary Replacement of SSAP No. 10 as of December 31, 2009. We also consent to the use of our report dated April 23, 2010, with respect to the statement of net assets of each of the sub-accounts comprising the Horace Mann Life Insurance Company Group Annuity Separate Account as of December 31, 2009, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the years or periods in the two-year period then ended, and the related financial highlights for each of the years or periods in the five-year period then ended, also included in the Registration Statement under the Securities Act of 1933 (File No. 333-136513) on Form N-4.
KPMG LLP
Chicago, Illinois
April 23, 2010